UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2026

Ventas, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10989	61-1055020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 North LaSalle Street, Suite 1600, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 483-6827

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	VTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Condition.

On February 5, 2026, Ventas, Inc. (the “Company”) issued a press release announcing its results of operations for the quarter and year ended December 31, 2025. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated into this Item 2.02 by reference.
The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” with the U.S. Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release issued by the Company on February 5, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTAS, INC.

Date: February 5, 2026	By:	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, General Counsel, Ethics & Compliance Officer and Corporate Secretary